Exhibit 10.1

Number	$

GLASSMASTER COMPANY
Subordinated Convertible Debenture

Issued:

Due:

     Glassmaster Company, a South Carolina corporation (“Corporation”), for value received, promises to pay to ___(“Holder”) on ___, ___(unless previously paid at the option of the Corporation), the sum of ___Dollars($___) and to pay interest thereon from the date hereof at the rate of Prime plus ___ percent ( %) per annum, said rate to be adjusted annually on the anniversary date of this Debenture, payable monthly on the last day of the month until the principal amount is paid in full.
     This Debenture is subject to the terms and conditions and is entitled to the benefits herein stated and Holder agrees to all such terms and conditions by the acceptance of this Debenture.
     All payments of interest shall be made by check of the Corporation payable to the holder without presentment of this Debenture or endorsement of such payment. Payment of principal and final payment of interest shall be made only on surrender of this Debenture at the registered office of the Corporation. All checks shall be mailed to the Holder at the address appearing on the books of the Corporation.
     The Corporation may, at its option, redeem this Debenture on thirty (30) days prior notice to Holder, at any time after the expiration of two years from the issue date, at par, together with all unpaid accrued interest to the date of redemption. Payment for such redemption may be made, at the option of the Corporation, in full or in part, in the form of debentures of smaller denomination having terms and maturity otherwise identical to those contained herein.
     The Corporation and each Holder of this Debenture, by acceptance hereof, agree that the payment of the principal and interest on this Debenture is expressly subordinated in right of payment to the payment of the principal of and interest on all existing or future obligations of the Corporation for money borrowed from any bank, trust company, insurance company, or other financial institution, engaged in the business of lending money (“Senior Indebtedness”).
     The Holder is entitled to convert this Debenture into ___ fully-paid and nonassessable shares of common stock of the Corporation, $.03 par value, pursuant to the terms and conditions outlined below:
1.	Conversion Price. Subject to the conditions set forth below, the price at which shares may be acquired by conversion of principal of this Debenture is as follows:
A.	$1.50 per share after three (3) years

B.	$2.00 per share after five (5) years
2.	Terms of Exercise The holder may purchase shares of common stock of the Corporation pursuant to this Debenture at any time after the issuance of this Debenture and until the principal amount of the Debenture has been fully paid.

3.	Exercise Conversion Rights The Holder shall exercise the conversion rights represented herein by (i) delivering written notice of exercise to Corporation at the principal office of the Corporation at least twenty (20) days before the intended date of exercise; (ii) on the intended date of exercise, surrendering this Debenture to the Corporation at the principal office of the Corporation; This conversion right may be exercised by the Holder in whole or in part, but not as to a fractional share of the Corporation’s common stock. In the case of a partial exercise of the purchase rights evidenced by this Debenture, the Corporation shall deliver to the holder a new Debenture in similar form for the amount of the principal not applied to the shares acquired by conversion.
4.	Issuance of Shares The shares of common stock purchased by the Holder pursuant to this Debenture will be deemed to be and will be issued to the Holder as of the close of business on the date on which this Debenture is surrendered to the Corporation.

5.	Reservation of Shares The Corporation covenants that, during the term that this conversion right is exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares of its common stock to provide for the delivery of such conversion shares.

6.	Shareholders’ Rights This Debenture shall not entitle the Holder to any voting rights or any other rights of a stockholder of the Corporation.

7.	Securities Registration This Debenture has not been registered under the Securities Act of 1933 or the securities laws of any state, including the State of South Carolina. The Holder hereby agrees that neither this Debenture nor any shares acquired by the Holder pursuant to this Debenture will be sold, pledged, hypothecated, encumbered or otherwise transferred without either (i) registration of such shares under applicable federal and state securities laws; or (ii) an opinion of counsel for the Corporation that registration of such shares is not required under applicable federal and state laws. Stock certificates issued as a result of the exercise of this Debenture shall contain a restrictive legend to the effect that shares evidenced by such certificates have not been registered under the Securities Act of 1933 or the securities laws of any state, including the State of South Carolina, and that the shares cannot be sold, pledged, hypothecated, encumbered or otherwise transferred without an opinion of counsel for the Corporation that registration is not required or registration of the shares under applicable state and federal securities laws.
     Upon the occurrence of an Event of Default, as described below, and if such default continues for, or is not cured within thirty (30) days after such default occurs, then the outstanding principal and interest of this Debenture shall immediately, without further action by the Holder, be due and payable, the Corporation waiving notice, demand, or presentment.
     An Event of Default shall occur if the Corporation shall (i) fail to pay interest or principal on this Debenture when due, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (iii) be generally unable to pay its debts as such debts become due, (iv) make a general assignment for the benefit of its creditors, (v) commence a voluntary case under the federal Bankruptcy Code, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) fail to controvert in a timely manner, or acquiesce in writing to any petition filed against it in an involuntary case under such Bankruptcy Code, (viii)take any corporate action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application of consent of the Corporation, in any court of competent jurisdiction, seeking any of the foregoing or such proceeding or case shall continue undismissed, or unstayed for thirty (30) days, or if an order for relief against the Corporation is entered in an involuntary case under such Bankruptcy Code.
     This Debenture is the obligation of the Corporation only, and no recourse shall be had for payment of principal or interest against any shareholder, officer, or director of the Corporation, either directly or through the Corporation, by virtue of any statutes or by enforcement of any assessment, or otherwise, all such liability of shareholders, directors, and officers, as such, being released by Holder.
     The Corporation may treat the record holder as the owner for all purposes including payment of interest and principal, and no transfer of this Debenture shall be valid for any purpose until such transfer shall have been recorded in the books of the Corporation. This Debenture is one of a duly authorized issue of debentures of the Corporation issued on this date.
     This Debenture is non-transferable, except for legal transfers occurring by will or by the laws of descent and distribution, and is exercisable, during the lifetime of the Holder, only by him.

     If all or any portion of the conversion rights in the Debenture are exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction of or by the Corporation, as a result of which shares of Common Stock shall be changed into the same or different numbers of shares of the same or another class or classes, Holder shall receive for the aggregate price payable upon exercise of the Debenture conversion rights, the aggregate number of shares equal to the number he would have received on the date of exercise had the shares been purchased for the same aggregate price at the date the Debenture was issued, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction; provided, however, that no fractional share shall be required to be issued upon any such exercise, but the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.
     This Debenture shall be construed according to the laws of the State of South Carolina.
     DATED:                      ,
GLASSMASTER COMPANY
     Attest:

By

Secretary

Its

THIS DEBENTURE AND THE SHARES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED(THE “ACT”), OR ANY STATE SECURITIES LAWS, INCLUDING SOUTH CAROLINA STATUTES. THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OF ALL OR ANY PART OF THIS DEBENTURE IS SUBJECT TO RESTRICTIONS AND PROHIBITIONS CONTAINED IN A SUBSCRIPTION AGREEMENT. IN ADDITION, THE SALE, ASSIGNMENT, PLEDGE, OR OTHER TRANSFER OF ALL OR ANY PART OF THIS DEBENTURE MAY BE SUBJECT TO A STOP TRANSFER ORDER PLACED BY GLASSMASTER COMPANY WITH ITS REGISTRAR AND STOCK TRANSFER AGENT.
THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE OR OTHERWISE DISTRIBUTED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE ABSENCE OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR GLASSMASTER COMPANY THAT SUCH TRANSACTION WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. MOREOVER, IF THE DEBENTURE IS SOLD OR TRANSFERRED WITHIN TWELVE MONTHS FROM THE DATE HEREOF PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, SUCH SALE OR TRANSFER CAN ONLY BE MADE TO RESIDENTS OF THE STATE OF SOUTH CAROLINA.